[LOGO]UNIVERSAL INSURANCE HOLDINGS, INC.






                 UNIVERSAL INSURANCE HOLDINGS, INC. ANNOUNCES A
                TYPOGRAPHICAL ERROR IN RECENTLY FILED FORM 10-KSB


FORT LAUDERDALE, FL, APRIL 3, 2008 - UNIVERSAL INSURANCE HOLDINGS, INC. ("UIH") (AMEX: UVE), a vertically integrated insurance holding company, announced today a typographical error in the headings of certain of the financial statements in its Annual Report on Form 10-KSB as filed with the SEC on March 17, 2008. The Company confirms that its financial statements for the year ended December 31, 2007, as filed, are audited. The Company regrets the error and will be filing promptly a corrective amendment to its Form 10-KSB.

ABOUT UNIVERSAL INSURANCE HOLDINGS, INC.
The Company is a vertically integrated insurance holding company operating solely in the state of Florida. Through its subsidiaries, the Company is currently engaged in insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), which generates revenue from the collection and investment of premiums, is one of the top five leading writers of homeowners insurance in the state of Florida and has aligned itself with well respected service providers in the industry.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate" and "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include, but not be limited to, projections of revenues, income or loss, expenses, plans, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described in forward-looking statements.

INVESTOR CONTACT:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com